Table of Contents

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 23, 2007
AUTHORIZE.NET HOLDINGS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE (STATE OR OTHER JURISDIC- TION OF INCORPORATION)	000-21319 (COMMISSION FILE NUMBER)	04-3065140 (IRS EMPLOYER IDENTIFICATION NO.)
293 BOSTON POST ROAD WEST, MARLBOROUGH, MASSACHUSETTS 01752
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (508) 229-3200
NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☑	WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

☐	SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT (17 CFR 240.14a-12)

☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14d-2(b))

☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement
     On October 23, 2007, Authorize.Net Holdings, Inc., formerly known as Lightbridge, Inc. (“Company”), entered into and delivered a Second Amendment to Office Lease Agreement (“Lease Amendment”) with Plaza Center Property, L.L.C., successor in interest to EOP Operating Limited Partnership (“Landlord”), amending the original Office Lease Agreement dated August 10, 2004, between the Company and the Landlord, as amended by the First Amendment to Office Lease dated May 3, 2005 (collectively the “Lease”) .
     Pursuant to the Lease, the Company leases premises located at 10800 NE 8th Street, Bellevue, WA (the “Premises”). The Lease Amendment provides for the (i) partial relocation of existing office space within the Premises; (ii) expansion of office space within the Premises; (iii) extension of the Lease term for the existing and relocated office space for a period of approximately forty (40) months upon expiration of the current lease term, September 30, 2009, with certain increases in annual base rent; and (iv) a sixty (60) month lease term for the expanded office space, with annual base rent and operating expense commitments.
     The summary provided above is qualified by the full text of the Lease Amendment, which is filed as an exhibit to this Current Report on Form 8-K.
Item 8.01 Other Events
     On October 25, 2007, we issued a press release announcing the results of the special meeting of stockholders held pursuant to the joint proxy statement/prospectus filed on September 17, 2007 and incorporated by reference herein.
     A copy of the press release is attached as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 8.01 of Form 8-K and are furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company’s filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) EXHIBITS.
     10.1   Second Amendment to Office Lease Agreement Dated October 23, 2007 with Plaza Center Property LLC
     99.1   Press Release dated October 25, 2007 entitled “Authorize.Net Holdings, Inc. Stockholders Approve Acquisition By CyberSource.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHORIZE.NET HOLDINGS, INC.
By:	/s/ Eugene J. DiDonato
Eugene J. DiDonato
Vice President, General Counsel and Secretary
October 25, 2007